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                                                                    EXHIBIT 99.4

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           RIGHTS EXERCISE AGREEMENT
                                   ISSUED BY
                         ALPHA TECHNOLOGIES GROUP, INC.

   This form, or one substantially similar hereto, must be used to exercise the rights pursuant to the rights offering described in the Prospectus dated November 30, 2000 (the "Prospectus") of Alpha Technologies Group, Inc., a Delaware corporation (the "Company"), if a holder of the rights cannot deliver the rights exercise agreement evidencing the rights to the Subscription Agent at or prior to 5:00 p.m. New York City time on January 5, 2001, unless extended by the Company to a date not later than January 15, 2001 (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to American Stock Transfer & Trust Company, and must be received by American Stock Transfer & Trust Company on or prior to 5:00 p.m., New York City time, on the Expiration Date. See the discussion set forth under "The Rights Offering--Special Procedure under "Notice of Guaranteed Delivery' Form" in the Prospectus.

   Regardless of the manner of delivery of the rights exercise agreement, payment of the subscription price of $7.25 per share for each share of common stock subscribed for upon exercise of such rights must be received by American Stock Transfer & Trust Company in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date.

                           The subscription agent is:

                    American Stock Transfer & Trust Company

                              59 Maiden Lane

                            New York, NY 10038

                             Facsimile Transmission
                         (eligible institutions only):

                               718-234-5001

                     To confirm receipt of facsimile only:

                               800-937-5449

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

   Gentlemen:

   The undersigned hereby represents that he or she is the holder of rights
exercise agreement representing     rights and that such rights exercise
agreement cannot be delivered to the subscription agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the subscription
privilege to subscribe for     share(s) of common stock per     rights
represented by such rights exercise agreement. The undersigned understands that payment of the subscription price of $7.25 per share for each share of common stock subscribed for pursuant to the subscription privilege must be received by

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the exercise agent at or before 5:00 p.m., New York City time, on the
Expiration Date. The undersigned represents that such payment, in the aggregate
amount of $   , either (check appropriate box):

[   ] is being delivered to American Stock Transfer & Trust Company herewith,
or

[   ] has been delivered separately to American Stock Transfer & Trust Company;

   and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

[   ] wire transfer of funds

--name of transferor institution _______________________________________________

--date of transfer _____________________________________________________________

--confirmation number (if available) ___________________________________________

[   ] uncertified check (payment by uncertified check will not be deemed to have been received by the subscription agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

[   ] certified check

[   ] bank draft (cashier's check)

[   ] U.S. postal money order

--name of maker ________________________________________________________________

--date of check, draft or money order number ___________________________________

--bank on which check is drawn or issuer of money order ________________________

Signature(s) ___________________________________________________________________

________________________________________________________________________________

Name(s) ________________________________________________________________________
                             (Please Type or Print)

________________________________________________________________________________

Address(es) ____________________________________________________________________
                                                                  (Zip Code)

Area Code and Tel. No(s). ______________________________________________________

Rights Exercise Agreement No. (if available) ___________________________________

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                              Guaranty of Delivery
         (To be Used for Rights Exercise Agreement Signature Guarantee)

   The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to American Stock Transfer & Trust Company, guarantees that the undersigned will deliver to American Stock Transfer & Trust Company the rights exercise agreement being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                               (Name and Address)
________________________________________________________________________________
                        (Area Code and Telephone Number)

Dated:       , 2001

(Name of Firm) _________________________________________________________________

(Authorized Signature) _________________________________________________________

   The institution which completes this form must communicate the guarantee to American Stock Transfer & Trust Company and must deliver the rights exercise agreement to American Stock Transfer & Trust Company within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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